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                                                                    Exhibit 99.6

                                                               CUSIP 608908-AA-7


                          MONARCH MARKING SYSTEMS, INC.

                           OFFER TO PURCHASE FOR CASH
              ALL OUTSTANDING 12-1/2% SENIOR NOTES DUE JULY 1, 2003
      PURSUANT TO THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT
                              DATED MARCH 13, 1997



THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 10, 1997, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED BELOW) MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TOTAL CONSIDERATION (AS DEFINED BELOW). TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE CONSENT DATE (AS DEFINED BELOW) BUT, SUBJECT TO LIMITED EXCEPTIONS, NOT THEREAFTER. THE "CONSENT DATE" WILL OCCUR ON THE DATE WHICH IS ONE BUSINESS DAY FOLLOWING THE PUBLIC ANNOUNCEMENT (BY PRESS RELEASE) THAT THE COMPANY HAS RECEIVED DULY EXECUTED CONSENTS FROM HOLDERS REPRESENTING 75% IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING OR, AT THE OPTION OF THE COMPANY, DULY EXECUTED CONSENTS FROM HOLDERS REPRESENTING A MAJORITY IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         Enclosed for your consideration is an Offer to Purchase and Consent Solicitation Statement (the "Statement") and a form of Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with the Statement, the "Offer"), relating to the offer by Monarch Marking Systems, Inc., a Delaware corporation (the "Company"), to purchase for cash all of its outstanding 12-1/2% Senior Notes due July 1, 2003 (the "Notes"). In conjunction with the Offer, the Company is soliciting (the "Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the indenture dated as of June 29, 1995 (as supplemented through the date hereof, the "Indenture"), pursuant to which the Notes were issued. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Statement.



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         The consideration for each $1,000 principal amount of Notes tendered pursuant to the Tender Offer and Solicitation shall be equal to (I) the greater of (A) $1,167.50 or (B) the present value on the Payment Date (as defined below) of the Notes, determined on the basis of a yield (the "Tender Offer Yield") to June 30, 1999, which is the day before the earliest redemption date of the Notes (the "Earliest Redemption Date"), equal to the sum of (x) the yield on the 6-3/4% U.S. Treasury Note due June 30, 1999 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on March 26, 1997, the tenth business day immediately preceding the scheduled Expiration Date (the "Price Determination Date"), as displayed on the Bloomberg Government Pricing Monitor on "Page PX5" or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available, plus (y) 75 basis points (such price being rounded to the nearest cent per $1,000 principal amount of Notes), plus (ii) accrued and unpaid interest, if any, up to, but not including, the Payment Date (the consideration referred to in clauses (i) and (ii) being hereinafter referred to as the "Total Consideration"). In the event the Tender Offer is extended for any period longer than ten business days from the previously scheduled Expiration Date, a new Price Determination Date will be established which shall be the tenth business day immediately preceding the Expiration Date as so extended.

      Enclosed herewith are copies of the following documents:

         1. Statement dated March 13, 1997;

         2. A Consent and Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

         3. A Notice of Guaranteed Delivery to be used to accept the Tender Offer and the Solicitation if (i) the Notes and all other required documents cannot be delivered to the Depositary or (ii) the required procedures for book-entry transfer cannot be completed on or prior to the Consent Date or Expiration Date, as applicable; and

         4. A form of letter which may be sent to your clients for whose account you hold the Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Tender Offer and Solicitation.

         DTC Participants will be able to execute tender and deliver Consents through the DTC Automated Tender Offer Program.

         PLEASE NOTE THAT THE TENDER OFFER AND THE SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 10, 1997 UNLESS EXTENDED (THE "EXPIRATION DATE"). WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.


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         The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of the Notes pursuant to the Tender Offer and the Solicitation. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients as described in the Statement under the caption "The Tender Offer and the Consent Solicitation -- Fees and Expenses".

      Additional copies of the enclosed materials may be obtained from the Dealer Manager, at its address and telephone number set forth on the back cover of the enclosed Statement.

                                                  Very truly yours,




                                                  BT SECURITIES CORPORATION



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE DEPOSITARY OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE TENDER OFFER AND SOLICITATION NOT CONTAINED IN THE STATEMENT OR THE CONSENT AND LETTER OF TRANSMITTAL.





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